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                                                                     EXHIBIT 2.3

                                AMENDMENT NO. 1

                                      TO

                   LLC INTEREST SALE AND PURCHASE AGREEMENT



     AMENDMENT NO. 1 TO LLC INTEREST SALE AND PURCHASE AGREEMENT ("Amendment No.
                                                                   -------------
1") dated as of September 30, 1998 among OWENS CORNING, a Delaware corporation
-
("Seller"), ADVANCED GLASSFIBER YARNS LLC (formerly, Lincoln Yarns, LLC), a
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Delaware limited liability company (the "Company"), and AGY HOLDINGS, INC., a
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Delaware corporation ("Buyer").
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                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, Seller, the Company and Glass Holdings, Inc. entered into a LLC Interest Sale and Purchase Agreement dated as of July 31, 1998 (the "Purchase
                                                                     --------
Agreement"), which Purchase Agreement was assigned by Glass Holdings, Inc. to
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Buyer by an Assignment and Assumption Agreement dated September 30, 1998; and

     WHEREAS, Seller, the Company and Buyer desire to make certain amendments to the Purchase Agreement, all as set forth below;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Defined Terms.  Except as otherwise expressly provided herein, capitalized
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terms used herein which are defined in the Purchase Agreement, as amended hereby, shall have the meanings specified for such terms in the Purchase Agreement, as so amended.

2.   Amendments to Purchase Agreement.
     --------------------------------

     (a) Section 1.2 of the Purchase Agreement shall be amended to read as follows:

          "The aggregate purchase price for the Buyer Interest shall be three hundred thirty one million five hundred thousand Dollars ($331,500,000) in the aggregate, subject to adjustment as provided in
          Section 1.4 (the "Purchase Price")."
                            --------------

     (b) Section 1.4 of the Purchase Agreement is hereby amended to read as follows:

          "1.4  Cash Payment for Change in Net Asset Value.
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     (a)  Calculation of the Cash Payment. The Company shall make a cash payment
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     (the "NAV Payment") in the amount by which the Net Asset Value of the
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     Company as of the Closing Date (the "Closing NAV"), as finally determined
                                          -----------
     pursuant to Section 1.4(d) below, is greater or less than thirty one million seven hundred thirty eight thousand dollars ($31,738,000)(the "Base
                                                                            ----
     NAV").  The calculation of the Base NAV is set forth on Schedule 1.4(a).
     ---                                                     ---------------
     If the Closing NAV is greater than the Base NAV, then the Company shall make the NAV Payment to Jefferson Holdings, Inc. ("Jefferson").  If the
                                                        ---------
     Closing NAV is less than the Base NAV, then the Company shall make the NAV Payment to Buyer. Such NAV Payment shall be paid as set forth in Sections 1.4(b) and (e) below.

     (b)  Estimated Adjustment. On the Closing Date, Seller shall deliver to
          --------------------
     Buyer a statement (the "Estimated Closing Statement") prepared in
                            -----------------------------
     accordance with GAAP setting forth a calculation of Seller's good faith estimate of the Closing NAV (the "Estimated Closing NAV"). If the
                                      -----------------------
     Estimated Closing NAV as set forth on the Estimated Closing Statement is in excess of the Base NAV, the Company shall make the NAV Payment to Jefferson at Closing. If the Estimated Closing NAV as set forth on the Estimated Closing Statement is less than the Base NAV, then the Company shall make the NAV Payment to Buyer at Closing.

     (c)  Closing NAV.  Within ninety (90) days after the Closing, Seller will
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     prepare and deliver to Buyer a balance sheet of the Company as of the
     Closing Date prepared in accordance with GAAP together with a statement setting forth a calculation of the Closing NAV (the "Closing Statement").
                                                          -----------------
     At the option of the Buyer, exercisable in writing on or before the Closing Date, the Closing Statement shall be audited by PricewaterhouseCoopers LLP. The cost of such audit shall be borne by the Company. Buyer shall cooperate fully and shall cause the Company to provide Seller with all assistance and access to books and records necessary for Seller to prepare the Closing Statement. In connection therewith, Buyer and Seller will jointly conduct a physical inventory of the Inventory as of the Closing Date in accordance with the procedures to be mutually agreed by Buyer and Seller acting reasonably and in good faith and, at Buyer's option, such physical inventory will be observed by Buyer's auditors, PricewaterhouseCoopers LLP, and, at Seller's option, such physical inventory will be observed by Seller's auditors, Arthur Andersen LLP.

     (d)  Closing Calculation.
          -------------------

          (i) Buyer shall be entitled to full access to the relevant records and working papers prepared by or for Seller, and to Seller's employees involved in such preparation, to aid in its review of the calculation of the Closing NAV set forth on the Closing Statement. If Buyer believes that the Closing NAV calculation (hereinafter the "Closing Calculation") has not
                                                   -------------------
     been properly calculated in accordance with the calculation methodologies set forth in this Section 1.4, it shall,

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     within thirty (30) days after receipt of the Closing Calculation, give written notice (the "Buyer's Objection") to Seller, setting forth the basis
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     of the Buyer's Objection in reasonable detail and, to the extent practicable, the adjustments to the Closing Calculation which Buyer believes should be made. Failure to so notify Seller within such thirty
     (30) day period shall constitute acceptance and approval of the Closing Calculation. There shall be no adjustment to the Closing Calculation unless the cumulative amount of Buyer's Objection equals or exceeds one million dollars ($1,000,000.00) and provided that any individual item of adjustment contained in Buyer's Objection which is less than fifty thousand dollars ($50,000.00) shall be excluded in its entirety. If Seller agrees that any change proposed by Buyer is appropriate, the change shall be made to the Closing Calculation, whereupon Buyer shall be deemed to have accepted and approved the Closing Calculation with respect to such change and any other non-disputed item of the Closing Calculation. If the proposed change is disputed by Seller, then Seller and Buyer shall negotiate in good faith to resolve such dispute as expeditiously as possible. If, after a period of thirty (30) days following the date on which Buyer gives Seller notice of any such proposed change, any such proposed change still remains disputed, then:

          (ii)  KPMG Peat Marwick LLP (the "Neutral Accounting Firm") shall be
                                            -----------------------
     engaged to resolve any remaining disputes. The Neutral Accounting Firm shall act as an arbitrator to determine, based solely on presentations submitted by Seller and Buyer, and not by independent review, only those issues still in dispute. Each of Buyer and Seller shall have made its complete submission to the Neutral Accounting Firm within ten (10) days following the expiration of the thirty (30) day negotiation period described in Section 1.4(d)(i). The failure by either party to make a complete submission prior to the expiration of such ten (10) day period shall be deemed a waiver of such party's right to make a submission or a further submission to the Neutral Accounting Firm. The Neutral Accounting Firm's determination, based upon the calculation methodologies set forth in this Section 1.4, shall be made within thirty (30) days following the date on which the dispute is submitted, shall be set forth in a written statement delivered to Seller and Buyer, and shall be final, binding and conclusive. The fees and any expenses of the Neutral Accounting Firm shall be shared equally by Seller and Buyer. In the event a party does not comply with the procedure and time requirements contained herein, the Neutral Accounting Firm shall render a decision based solely on the evidence it has which was timely filed by either of the parties.

     (e)  Payment of Cash NAV Payment.  If the Closing NAV shown on  the Closing
          ---------------------------
     Statement exceeds the Estimated Closing NAV, then the Company shall make the NAV Payment to Jefferson, and if the Closing NAV shown on the Closing Statement is less than the Estimated Closing NAV, then the Company shall make the NAV Payment to Buyer. Payment of any NAV Payment pursuant to this
     Section 1.4(e) shall be made by wire transfer to an account designated by Jefferson or Buyer, as the

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          case may be, in United States Dollars, in immediately available federal funds within three (3) business days after the Closing Calculation has been finally determined together with interest from the Closing Date to the date of payment at the "base rate" of Citibank, N.A. or any successor thereto in New York, New York in effect on the Closing Date, based on a 360-day year."

     (c)  Schedule 1.4(a) of the Purchase Agreement is hereby amended to read as
          ---------------
set forth on Exhibit A hereto.

     (d) Section 2.20 of the Purchase Agreement is hereby amended to read as follows:

          "Section 2.20  Disclaimer of Warranty.
                         ----------------------

          SELLER MAKES NO WARRANTY WITH RESPECT TO THE VALUE, CONDITION OR, SUBJECT TO SECTION 2.19, USE OF THE ASSETS OWNED OR USED BY THE COMPANY, WHETHER EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE."

     (e) Section 4.20 of the Purchase Agreement is hereby amended to insert the words "to execute and deliver" after the words "Jefferson Holdings, Inc." in the first line.

     (f) Section 4.29 of the Purchase Agreement is hereby amended to read as follows:

          "4.29  Purchase of Assets from Seller's Subsidiaries.  The parties
                 ---------------------------------------------
          acknowledge that, pursuant to agreements dated September 29, 1998, the Company has purchased certain assets from, and has assumed certain liabilities of, Owens-Corning (Japan) Ltd., OCC and NVOC (the "Subsidiary Asset Purchase Agreements"). The parties agree that to
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          the extent that there is any adjustment to the Purchase Price pursuant to Section 2(b) of each of the Subsidiary Asset Purchase Agreements, any payment required to be paid by the Company shall be paid by the Seller, and any amount required to be paid to the Company shall be paid to the Seller."

     (g) Section 4.34(i) of the Purchase Agreement is hereby amended to read as follows:

          "(i)  Stock Options.  Each outstanding option to purchase Seller
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          common stock held by Transferred Employees shall vest immediately upon the Closing and expire on the earlier of (a) December 31, 1999 or (b) the date on which the option expires by the terms of the applicable option contract. The Company agrees to indemnify Seller for any costs or other damages incurred by Seller in connection with the extension of any option beyond six months following the Closing."

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

     (h) Section 4.38 of the Purchase Agreement is hereby amended to read as follows:

          "4.38  Post-Closing Distributions by the Company.
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                 Immediately upon the Closing, the parties shall cause the
          Company to, and the Company shall, make a cash distribution in the aggregate amount of three hundred ninety million Dollars ($390,000,000) to its members, pro rata in accordance with their then respective ownership interests in the Company, and Buyer shall have caused the Company to obtain any and all financing necessary to fund such cash distribution (the "Company Financing") in accordance with
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          the terms and conditions set forth in the Commitments. In addition, the parties shall cause the Company to, and the Company shall, make the NAV Payment in accordance with and in the form and manner described in Section 1.4 of this Amendment No. 1."

     (i)  Schedule 7.1 of the Purchase Agreement is hereby amended to read as
          ------------
set forth on Exhibit B hereto.

     (j) Section 10.10(a) of the Purchase Agreement is hereby amended to revise the definitions of "Material Adverse Effect" and "Net Asset Value" to read as follows:

          " "Material Adverse Effect" has the meaning ascribed to it in Section
             -----------------------
          2.2.

          "Net Asset Value" means the sum of Total Current Assets less Current
           ---------------
          Liabilities as reflected in the Pro Forma Statement of Net Assets to be sold as of 12/31/97 but excluding Trade Payables (which shall be paid in full immediately prior to the Closing Date), with such amounts determined in accordance with GAAP using the same assumptions reflected in the 12/31/97 Historical Financial Statements and methodology in calculating the Base NAV as set forth in Schedule 1.4(a)."

     (k) Section 10.10(a) of the Purchase Agreement is hereby amended to add the following new definitions in appropriate alphabetical order:

          " "Jefferson" has the meaning ascribed to it in Section 1.4(a).
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          "NAV Distribution" has the meaning ascribed to it in Section 1.4(a).
           ----------------

          "Subsidiary Asset Purchase Agreement" has the meaning ascribed to it
           -----------------------------------
          in Section 4.29."

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

     (l) Section 10.10(a) of the Purchase Agreement is hereby amended to delete the following definitions: "NVOC Assets," "NVOC Asset Purchase Agreement," "OCC Assets" and "OCC Asset Purchase Agreement."

     (m) The Purchase Agreement is hereby amended to delete Exhibits V and W therefrom.

3.   Condition to Effectiveness of Amendment No. 1.
     ---------------------------------------------

     The amendments contained in this Amendment No. 1 are subject to and conditioned upon the Closing occurring on or before September 30, 1998.

4.   Representations and Warranties.
     ------------------------------

     (a)  Seller represents and warrants to Buyer that:

          (i) Each of Seller and the Company has the corporate power and authority to execute and deliver this Amendment No. 1.

          (ii) This Amendment No. 1 is the legal, valid and binding obligation of Seller and the Company enforceable against each of them in accordance with the terms hereof.

     (b)  Buyer represents and warrants to Seller that:

          (i) Buyer has the corporate power and authority to execute and deliver this Amendment No. 1.

          (ii) This Amendment No. 1 is the legal, valid and binding obligation of Buyer enforceable against it in accordance with the terms hereof.

5.   Miscellaneous.
     -------------

     (a)  Amendment to Purchase Agreement. This Amendment No. 1 shall be
          -------------------------------
construed, administered and applied in accordance with all of the terms and provisions of the Purchase Agreement.

     (b)  Successors and Assigns. This Amendment No. 1 shall inure to the
          ----------------------
benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

     (c)  Effect of Amendment No. 1.  The amendments hereunder shall be limited
          -------------------------
precisely as written and shall not constitute a waiver or modification of any other covenants, terms or provisions of the Purchase Agreement, which shall remain in full force and effect.

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

     (d)  Amendment; Waiver. This Amendment No. 1 may be amended, supplemented
          -----------------
or otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving.

     (e)  Governing Law. This Amendment No. 1 shall be governed by, and
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construed in accordance with, the laws of the state of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that matters herein strictly within the purview of the matters covered by the Limited Liability Company Act of the State of Delaware shall be governed by such Limited Liability Company Act.

     (f)  Counterparts. This Amendment No. 1 may be executed by the parties
          ------------
hereto in separate cou nterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart.

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

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed as of the date first above written.



                              OWENS CORNING

                              By: /s/ Charles E. Dana
                                  ----------------------
                                  Name:
                                  Title:


                              GLASS HOLDINGS, CORP.


                              By: /s/ Robert Porcher
                                  ----------------------
                                  Name: Robert Porcher
                                  Title: President


                              ADVANCED GLASSFIBER YARNS LLC
                              By: Owens Corning, Member


                              By: /s/ Charles E. Dana
                                  ----------------------
                                  Name:
                                  Title:

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